GREENLIGHT RE ANNOUNCES
FIRST QUARTER 2023 FINANCIAL RESULTS

Gross premiums written increased 27.8%;
Net income of $5.9 million ($0.17 per diluted ordinary share);
Fully diluted book value per share increased 1.1% to $14.75

GRAND CAYMAN, Cayman Islands – May 9, 2023 – Greenlight Capital Re, Ltd. (NASDAQ: GLRE) (“Greenlight Re” or the “Company”) today reported its financial results for the first quarter ended March 31, 2023.

First Quarter 2023 Highlights (all comparisons are to first quarter 2022 unless noted otherwise):

•Gross premiums written increased 27.8% to $186.5 million;
•Net premiums earned increased 13.3% to $142.6 million;
•Underwriting income of $0.4 million compared to an underwriting loss of $7.7 million;
•Net income of $5.9 million, or $0.17 per diluted ordinary share compared to a net loss of $5.7 million, or $(0.17) per diluted ordinary share;
•Combined ratio of 99.8%, compared to a combined ratio of 106.2%;
•Total investment income of $5.2 million, compared to total investment income of $7.7 million; and
•Fully diluted book value per share increased $0.16, or 1.1%, to $14.75, compared to $14.59 on December 31, 2022.

Simon Burton, Chief Executive Officer of Greenlight Re, stated, “During the first quarter we executed our strategy of expanding our portfolio into exceptional market conditions, with an increase in net written premium of 25%. Although our combined ratio improved more than 6% compared to last year, adverse prior year development prevented the impacts of the favorable market from flowing through this quarter. We expect the impact of our underwriting strategy and rate increases to flow through as improved combined ratio~~s~~ as 2023 progresses.”

David Einhorn, Chairman of the Board of Directors, said, “The first quarter was a challenging investment environment, as many investments that performed well in 2022, reversed in early 2023. The Solasglas investment portfolio had a (1.1)% return during the quarter. We repositioned the portfolio from bearish to neutral in response to the banking bailouts and likely shift in Fed policy from fighting inflation to financial stability.”

First Quarter 2023 Results

Gross premiums written in the first quarter of 2023 were $186.5 million, compared to $145.9 million in the first quarter of 2022. The $40.6 million increase, or 27.8%, relates primarily to new opportunities and improved pricing on property and general liability business, as well as several new specialty contracts bound during the quarter.

The Company recognized net underwriting income of $0.4 million in the first quarter of 2023. By comparison, the equivalent period in 2022 reported an underwriting loss of $7.7 million. The combined ratio for the first quarter of 2023 was 99.8%, an improvement of 6.4 percentage points over the equivalent period in 2022. The improved underwriting performance was net of $12.0 million, (8.4 percentage points), of adverse loss development on prior years’ contracts. The current period loss ratio included 6.2 million, or 4.3 percentage points, of losses related to the Turkey earthquake, the New Zealand Cyclone Gabrielle and U.S. convective storms that occurred during the first quarter of 2023. The convective storm losses stemmed from a single homeowners program written in 2022. The program was subsequently restructured at January 1, 2023 at significantly improved terms.

The following table summarizes the components of our combined ratio.

Underwriting ratios	First Quarter 2023	First Quarter 2022
Loss ratio - current year	59.4%	75.6%
Loss ratio - prior year	8.4%	1.8%
Loss ratio	67.8%	77.4%
Acquisition cost ratio	29.1%	26.2%
Composite ratio	96.9%	103.6%
Underwriting expense ratio	2.9%	2.6%
Combined ratio	99.8%	106.2%
The Company’s total investment income during the first quarter of 2023 was $5.2 million. The Company’s investment in the Solasglas fund, managed by DME Advisors, returned (1.1)%, representing a loss of $3.1 million. The Company reported $8.4 million of other investment income, primarily from interest earned on its restricted cash and cash equivalents.

The Company reported other non-underwriting income of $7.1 million during the first quarter of 2023, due primarily to foreign exchange gains driven by the strengthening of the pound sterling and investment income on the funds withheld by the Lloyd’s syndicates.

The net income of $5.9 million contributed to the 1.1% increase in fully diluted book value per share which increased to $14.75 per share at March 31, 2023.

Greenlight Capital Re, Ltd. First Quarter 2023 Earnings Call

Greenlight Re will host a live conference call to discuss its financial results on Wednesday, May 10, 2023, at 9:00 a.m. Eastern Time. Dial-in details:

U.S. toll free             1-877-407-9753
International            1-201-493-6739

The conference call can also be accessed via webcast at:
https://event.webcasts.com/starthere.jsp?ei=1606202&tp_key=8adc1f9f25

A telephone replay will be available following the call through May 15, 2023.  The replay of the call may be accessed by dialing 1-877-660-6853 (U.S. toll free) or 1-201-612-7415 (international), access code 13735400. An audio file of the call will also be available on the Company’s website, www.greenlightre.com.
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Non-GAAP Financial Measures
In presenting the Company’s results, management has included financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (GAAP). Such measures, including basic book value per share, fully diluted book value per share, and net underwriting income (loss), are referred to as non-GAAP measures. These non-GAAP measures may be defined or calculated differently by other companies. Management believes these measures allow for a more thorough understanding of the underlying business. These measures are used to monitor our results and should not be viewed as a substitute for those determined in accordance with GAAP. Reconciliations of such measures to the most comparable GAAP figures are included in the attached financial information in accordance with Regulation G.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on the Company’s behalf. These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market fluctuations, trends in insured and paid losses, catastrophes, regulatory and legal uncertainties and other factors described in our most recent Form 10-K filed with the Securities and Exchange Commission (“SEC”), as those factors may be updated from time to time in our periodic and other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as provided by law.

About Greenlight Capital Re, Ltd.
Greenlight Re (www.greenlightre.com) provides multiline property and casualty insurance and reinsurance through its licensed and regulated reinsurance entities in the Cayman Islands and Ireland, and its Lloyd’s platform, Greenlight Innovation Syndicate 3456. The Company complements its underwriting activities with a non-traditional investment approach designed to achieve higher rates of return over the long term than reinsurance companies that exclusively employ more traditional investment strategies. In 2018, the Company launched its Greenlight Re Innovations unit, which supports technology innovators in the (re)insurance space by providing investment capital, risk capacity, and access to a broad insurance network.

Investor Relations Contact
Karin Daly
Vice President, The Equity Group Inc.
(212) 836-9623
IR@greenlightre.ky

GREENLIGHT CAPITAL RE, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
UNAUDITED

(expressed in thousands of U.S. dollars, except per share and share amounts)

	March 31, 2023	December 31, 2022
Assets
Investments
Investment in related party investment fund	$196,060	$178,197
Other investments	71,162	70,279
Total investments	267,222	248,476
Cash and cash equivalents	40,024	38,238
Restricted cash and cash equivalents	626,236	668,310
Reinsurance balances receivable (net of allowance for expected credit losses)	581,641	505,555
Loss and loss adjustment expenses recoverable (net of allowance for expected credit losses)	16,927	13,239
Deferred acquisition costs	84,555	82,391
Unearned premiums ceded	20,783	18,153
Other assets	7,128	6,019
Total assets	$1,644,516	$1,580,381
Liabilities and equity
Liabilities
Loss and loss adjustment expense reserves	$595,799	$555,468
Unearned premium reserves	337,889	307,820
Reinsurance balances payable	109,249	105,135
Funds withheld	21,846	21,907
Other liabilities	7,311	6,397
Convertible senior notes payable	62,381	80,534
Total liabilities	1,134,475	1,077,261
Shareholders' equity
Ordinary share capital (Class A: par value $0.10; authorized, 100,000,000; issued and outstanding, 29,007,963 (2022: 28,569,346): Class B: par value $0.10; authorized, 25,000,000; issued and outstanding, 6,254,715 (2022: 6,254,715))	$3,526	$3,482
Additional paid-in capital	479,429	478,439
Retained earnings	27,086	21,199
Total shareholders' equity	510,041	503,120
Total liabilities and equity	$1,644,516	$1,580,381

GREENLIGHT CAPITAL RE, LTD.
CONDENSED CONSOLIDATED RESULTS OF OPERATIONS
(UNAUDITED)

(expressed in thousands of U.S. dollars, except percentages and per share amounts)

	Three months ended March 31
	2023	2022
Underwriting revenue
Gross premiums written	$186,455	$145,886
Gross premiums ceded	(11,212)	(6,009)
Net premiums written	175,243	139,877
Change in net unearned premium reserves	(32,594)	(13,952)
Net premiums earned	$142,649	$125,925
Underwriting related expenses
Net loss and loss adjustment expenses incurred
Current year	$84,687	$95,082
Prior year	12,038	2,325
Net loss and loss adjustment expenses incurred	96,725	97,407
Acquisition costs	41,476	32,945
Underwriting expenses	3,939	3,221
Deposit accounting and other reinsurance expense (income)	132	34
Net underwriting income (loss)	$377	$(7,682)

Income (loss) from investment in related party investment fund	$(3,138)	$4,077
Net investment income (loss)	8,378	3,660
Total investment income (loss)	$5,240	$7,737
Net underwriting and investment income (loss)	$5,617	$55

Corporate expenses	$5,997	$4,011
Other (income) expense, net	(7,097)	633
Interest expense	776	1,154
Income tax expense (benefit)	54	(16)
Net income (loss)	$5,887	$(5,727)

Earnings (loss) per share (Class A and Class B)
Basic	$0.17	$(0.17)
Diluted	$0.17	$(0.17)

The following tables present the Company’s net premiums earned and underwriting ratios by line of business:

	Three months ended March 31				Three months ended March 31
	2023				2022
	Property	Casualty	Other	Total	Property	Casualty	Other	Total
	($ in thousands except percentage)
Net premiums earned	$18,743	$84,115	$39,791	$142,649	$14,490	$81,228	$30,207	$125,925
Underwriting ratios
Loss ratio	93.5%	72.6%	45.6%	67.8%	67.0%	68.2%	107.0%	77.4%
Acquisition cost ratio	19.0	30.4	31.0	29.1	23.1	26.2	27.6	26.2
Composite ratio	112.5%	103.0%	76.6%	96.9%	90.1%	94.4%	134.6%	103.6%
Underwriting expense ratio				2.9				2.6
Combined ratio				99.8%				106.2%

GREENLIGHT CAPITAL RE, LTD.
KEY FINANCIAL MEASURES AND NON-GAAP MEASURES

Management uses certain key financial measures, some of which are not prescribed under U.S. GAAP rules and standards (“non-GAAP financial measures”), to evaluate our financial performance, financial position, and the change in shareholder value. Generally, a non-GAAP financial measure, as defined in SEC Regulation G, is a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented under U.S. GAAP. We believe that these measures, which may be calculated or defined differently by other companies, provide consistent and comparable metrics of our business performance to help shareholders understand performance trends and facilitate a more thorough understanding of the Company’s business. Non-GAAP financial measures should not be viewed as substitutes for those determined under U.S. GAAP.

The non-GAAP financial measures used in this report are:
•Basic book value per share and fully diluted book value per share; and
•Net underwriting income (loss)

These non-GAAP financial measures are described below.

Basic Book Value Per Share and Fully Diluted Book Value Per Share

We believe that long-term growth in fully diluted book value per share is the most relevant measure of our financial performance because it provides management and investors a yardstick to monitor the shareholder value generated. Fully diluted book value per share may also help our investors, shareholders, and other interested parties form a basis of comparison with other companies within the property and casualty reinsurance industry. Basic book value per share and fully diluted book value per share should not be viewed as substitutes for the comparable U.S. GAAP measures.

We calculate basic book value per share as (a) ending shareholders' equity, divided by (b) aggregate of Class A and Class B ordinary shares issued and outstanding, including all unvested service-based restricted shares, and the earned portion of performance-based restricted shares granted after December 31, 2021. We exclude shares potentially issuable in connection with convertible notes if the conversion price exceeds the share price.

Fully diluted book value per share represents basic book value per share combined with any dilutive impact of in-the-money stock options, unvested service-based RSUs, and the earned portion of unvested performance-based RSUs granted. Fully diluted book value per share also includes the dilutive effect, if any, of ordinary shares expected to be issued upon settlement of the convertible notes.

Our primary financial goal is to increase fully diluted book value per share over the long term. We use fully diluted book value per share as a financial measure in our annual incentive compensation.

The following table presents a reconciliation of the non-GAAP financial measures basic and fully diluted book value per share to the most comparable U.S. GAAP measure:

	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
	($ in thousands, except per share and share amounts)
Numerator for basic and fully diluted book value per share:
Total equity (U.S. GAAP) (numerator for basic and fully diluted book value per share)	$510,041	$503,120	$466,952	$484,293	$468,407
Denominator for basic and fully diluted book value per share: (1)
Ordinary shares issued and outstanding as presented in the Company’s consolidated balance sheets	35,262,678	34,824,061	34,824,061	34,721,231	34,721,231
Less: Unearned performance-based restricted shares granted after December 31, 2021	(851,828)	(516,489)	(539,161)	(560,927)	(581,593)
Denominator for basic book value per share	34,410,850	34,307,572	34,284,900	34,160,304	34,139,638
Add: In-the-money stock options, service-based RSUs granted, and earned performance-based RSUs granted	157,431	187,750	183,790	179,988	176,379
Denominator for fully diluted book value per share	34,568,281	34,495,322	34,468,690	34,340,292	34,316,017
Basic book value per share	$14.82	$14.66	$13.62	$14.18	$13.72
Increase (decrease) in basic book value per share ($)	$0.16	$1.04	$(0.56)	$0.46	$(0.33)
Increase (decrease) in basic book value per share (%)	1.1%	7.6%	(3.9)%	3.4%	(2.3)%

Fully diluted book value per share	$14.75	$14.59	$13.55	$14.10	$13.65
Increase (decrease) in fully diluted book value per share ($)	$0.16	$1.04	$(0.55)	$0.45	$(0.34)
Increase (decrease) in fully diluted book value per share (%)	1.1%	7.7%	(3.9)%	3.3%	(2.4)%

(1) For periods prior to January 1, 2022, all unvested restricted shares are included in the “basic” and “fully diluted” denominators. Restricted shares with performance-based vesting conditions granted after December 31, 2021, are included in the “basic” and “fully diluted” denominators to the extent that the Company has recognized the corresponding share-based compensation expense. At March 31, 2023, the aggregate number of unearned restricted shares with performance conditions not included in the “basic” and “fully diluted” denominators was 1,014,317 (December 31, 2022: 709,638, September 30, 2022: 732,310, June 30, 2022: 754,076, March 31, 2022: 774,742).

Net Underwriting Income (Loss)

One way that we evaluate the Company’s underwriting performance is by measuring net underwriting income (loss). We do not use premiums written as a measure of performance. Net underwriting income (loss) is a performance measure used by management to evaluate the fundamentals underlying the Company’s underwriting operations. We believe that the use of net underwriting income (loss) enables investors and other users of the Company’s financial information to analyze our performance in a manner similar to how management analyzes performance. Management also believes this measure follows industry practice and allows the users of financial information to compare the Company’s performance with that of our industry peer group.

Net underwriting income (loss) is considered a non-GAAP financial measure because it excludes items used to calculate net income before taxes under U.S. GAAP. We calculate net underwriting income (loss) as net premiums earned, plus other income relating to reinsurance and deposit-accounted contracts, less deposit interest expense, less net loss and loss adjustment expenses, acquisition costs, and underwriting expenses. The measure excludes, on a recurring basis: (1) investment income (loss); (2) other income (expense) not related to underwriting, including foreign exchange gains or losses, Lloyd’s interest income and expense, and adjustments to the allowance for expected credit losses; (3) corporate general and administrative expenses; and (4) interest expense. We exclude total investment income or loss, foreign exchange gains or losses, Lloyd’s interest income or expense and expected credit losses as we believe these items are influenced by market conditions and other factors unrelated to underwriting decisions. Additionally, we exclude corporate and interest expenses because these costs are generally fixed and not incremental to or directly related to our underwriting operations. We believe all of these amounts are largely independent of our underwriting process, and including them could hinder the analysis of trends in our underwriting operations. Net underwriting income (loss) should not be viewed as a substitute for U.S. GAAP net income before income taxes.

The reconciliations of net underwriting income (loss) to income (loss) before income taxes (the most directly comparable U.S. GAAP financial measure) on a consolidated basis are shown below:

	Three months ended March 31
	2023	2022
	($ in thousands)
Income (loss) before income tax	$5,941	$(5,743)
Add (subtract):
Total investment (income) loss	(5,240)	(7,737)
Other non-underwriting (income) expense	(7,097)	633
Corporate expenses	5,997	4,011
Interest expense	776	1,154
Net underwriting income (loss)	$377	$(7,682)